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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                           September 20, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-2 ES-AT&T SHARES                          731871   2-87566    811-3044

DEFINED ASSET FUNDS-EIF UCSS-4                                318042   2-68397    811-3044


DEFINED ASSET FUNDS-GSIF GNMA SERIES 1I                       781299   33-21452   811-2810


DEFINED ASSET FUNDS-MITF IS-207                               803945   33-59037   811-1777


DEFINED ASSET FUNDS-CIF ITS-38                                883649   33-48777   811-2295


DEFINED ASSET FUNDS-MITF ITS-178                              868092   33-41633   811-1777
DEFINED ASSET FUNDS-MITF ITS-193                              868098   33-47647   811-1777
DEFINED ASSET FUNDS- ITS-210 DAF                              868117   33-49687   811-1777
DEFINED ASSET FUNDS- ITS-234 DAF                              910380   33-54001   811-1777


DEFINED ASSET FUNDS-MPS-313 DAF                               781819   33-49449   811-2295


DEFINED ASSET FUNDS-MITF MPS-485                              803691   33-28034   811-1777
DEFINED ASSET FUNDS-MITF MPS-510                              803717   33-39603   811-1777
DEFINED ASSET FUNDS-MITF MPS-518                              803725   33-47337   811-1777
DEFINED ASSET FUNDS- MPS-529 DAF                              892748   33-49611   811-1777
DEFINED ASSET FUNDS- MPS-543 DAF                              892766   33-54073   811-1777


DEFINED ASSET FUNDS-MULTI-CURRENCY 28 DAF                     893393   33-54259   811-2843


DEFINED ASSET FUNDS- MSS-39 DAF                               895626   33-49657   811-1777
DEFINED ASSET FUNDS-MITF MSS 4J                               780527   33-21315   811-1777
DEFINED ASSET FUNDS-MITF MSS 5W                               836090   33-28035   811-1777
DEFINED ASSET FUNDS-MITF MSS 5X                               836091   33-28324   811-1777
DEFINED ASSET FUNDS- MSS-67 DAF                               910017   33-54133   811-1777
DEFINED ASSET FUNDS-MITF MSS 7F                               847211   33-35210   811-1777
DEFINED ASSET FUNDS-MITF MSS 9B                               868172   33-41495   811-1777


DEFINED ASSET FUNDS-CONCEPT SERIES NATURAL GAS TRUST SERIES   903645   33-49571   811-3044

TOTAL:   24 FUNDS

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